UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 15, 2012

F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Elliott Avenue West

Seattle, Washington 98119

(Address of principal executive offices) (Zip code)

(206) 272-5555

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d) - On October 15, 2012, the Board of Directors (the “Board”) of F5 Networks, Inc. (the “Company”) elected Michael L. Dreyer as a Class I director. Mr. Dreyer will serve as a member of the Board’s Audit Committee. In connection with his services as a director, Mr. Dreyer will be entitled to the customary compensation arrangements for the Company’s non-employee directors; an annual retainer in the amount of $50,000 and an annual payment of $15,000 as a member of the Audit Committee. In addition, Mr. Dreyer will be awarded 849 restricted stock units (“RSUs”) under the Company’s 2005 Equity Incentive Plan, which grant shall be issued on November 1, 2012, and would fully vest on the day prior to the annual meeting of shareholders for fiscal year 2012.

Item 8.01.	Other Events.

On October 16, 2012, the Company issued a press release announcing Mr. Dreyer’s election to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of F5 Networks, Inc. dated October 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC.

By:	/s/ Jeffrey A. Christianson
Jeffrey A. Christianson
Executive Vice President and General Counsel

Dated: October 16, 2012